Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated August 27, 2003, in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of LTX Corporation for the registration of $250,000,000 of common stock, debt securities and warrants.

/s/ Ernst & Young LLP

Ernst & Young LLP

Boston, Massachusetts

January 16, 2004